FOR IMMEDIATE RELEASE


              QUANTRX(R) BIOMEDICAL STRENGTHENS FINANCIAL POSITION

     Cash Position Increased by Approximately $2 Million and Debt of $4.267
                               Million Eliminated

DOYLESTOWN, PA - December 7, 2006 - QuantRx(R) Biomedical Corporation (OTCBB:
QTXB), an emerging leader in the research and development of medical diagnostic platforms and products, today announced the completion of transactions that have strengthened the company's financial position. As a result of its stronger balance sheet, QuantRx will accelerate its growth initiatives and investment in its medical diagnostic intellectual property portfolio.

As part of a previously commenced financing arrangement, QuantRx completed an interim closing for a private placement to accredited investors of 2.04 million shares of QuantRx common stock at a per share price of $1.00, and warrants to purchase QuantRx common stock, for aggregate gross proceeds of approximately $2 million. This is the first of what QuantRx anticipates will be two closings, with the second expected in January 2007.

This private placement constitutes a qualified financing under QuantRx'
8% convertible promissory notes issued as part of a debt financing closed in February 2006 and, as a result, QuantRx' $3.98 million of convertible promissory notes have been automatically canceled and, together with related accrued interest of $287,041, converted into shares of QuantRx common stock in accordance with the terms of such convertible promissory notes. Former holders of the convertible promissory notes will also receive warrants to purchase QuantRx common stock in connection with the automatic conversion.

"This round of financing reflects the continued support QuantRx has received from the investment community and has put the company in a stronger financial position as it moves to commercialize a number of its products in 2007," said Walter Witoshkin, QuantRx President and Chief Executive Officer. "We look forward with enthusiasm as QuantRx has a strong portfolio of technology platforms and substantial growth prospects through numerous diagnostic medical products."

About QuantRx Biomedical

QuantRx Biomedical Corporation (OTCBB: QTXB) is an emerging leader in the research and development of medical diagnostics, specializing in creating, acquiring and commercializing diagnostic platforms and developing products, based on its core intellectual property, for both professional and consumer use. The company's technology portfolio includes rapid point-of-care testing products that bring medical information directly to the healthcare provider or the patient; genome-based diagnostics chips for



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medical professionals and institutions; PAD technology for diagnosis and treatment of women's health concerns and other medical needs; and diagnostic imaging products for the positron emission tomography (PET) market.

QuantRx has corporate offices in Doylestown, Pennsylvania, and its research and development center in Portland, Oregon. Additionally, the Company holds significant positions in FluoroPharma, Inc., a Boston-based molecular imaging company, and Genomics USA, Inc., a Chicago-based developer of microarray technology for DNA testing.

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Neither the shares of common stock offered and sold in the private placement nor the shares of common stock underlying the warrants were registered under the Securities Act, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration. QuantRx offered and sold the foregoing securities in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act, and/or Regulation D promulgated thereunder. The disclosure about the private placement and automatic conversion contained in this press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of QuantRx, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This release may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements reflect, among other things, management's current expectations, including with respect to the date of the final closing and the number of interim closings, management's current plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict including general economic conditions, the ability of QuantRx to complete this offering, QuantRx' need for additional funds, the company's dependence on a limited number of imaging compounds, the early state of the products the company is developing, uncertainties relating to clinical trials and regulatory reviews, competition and dependence on collaborative partners, the company's ability to avoid infringement of the patent rights of others, and the company's ability to obtain adequate patent protection and to enforce these rights. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. QuantRx does not undertake any obligation to update or review any such forward-looking information, whether as a result of new information, future events or otherwise.


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Investor Relations Contact
for QuantRx Biomedical:
Nancy H. Tully
Darrow Associates, Inc.
t. 631-692-0375
c. 631-745-2584
E-mail: ntully@DarrowIR.com


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